EXHIBIT (d)(1)(i)

AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT SERVICES AGREEMENT, dated as of February 28, 2011 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust (the “Registrant”), a Delaware statutory trust, on behalf of its underlying series listed in Schedule A to the Investment Management Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties have agreed to modify the fee rates payable under the Agreement for certain Funds, which modifications have previously been approved by the Registrant’s Board of Trustees and, when required, the Fund’s shareholders, and these fee changes will become effective on different dates; and

WHEREAS, the parties wish to modify Schedule A to reflect the new fee rates and the dates on which such fee rates will become effective;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A. Effective as of the date hereof, Schedule A to the Agreement shall be replaced with Schedule A hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrant, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President

Schedule A

Effective as of May 1, 2010, except as otherwise noted

Fund	Assets	Rate of Fee[1]
Columbia Asset Allocation Fund II	All assets	0.60%

Columbia California Intermediate Municipal Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion	0.35%
	In excess of $1 billion and up to $1.5 billion	0.32%
	In excess of $1.5 billion and up to $3 billion	0.29%
	In excess of $3 billion and up to $6 billion	0.28%
	In excess of $6 billion	0.27%

Columbia Convertible Securities Fund	First $500 million	0.65%
	In excess of $500 million and up to $1 billion	0.60%
	In excess of $1 billion and up to $1.5 billion	0.55%
	In excess of $1.5 billion	0.50%

Columbia Georgia Intermediate Municipal Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion	0.35%
	In excess of $1 billion and up to $1.5 billion	0.32%
	In excess of $1.5 billion and up to $3 billion	0.29%
	In excess of $3 billion and up to $6 billion	0.28%
	In excess of $6 billion	0.27%

Columbia Global Value Fund	First $500 million	0.90%
	In excess of $500 million and up to $1 billion	0.85%
	In excess of $1 billion and up to $1.5 billion	0.80%
	In excess of $1.5 billion and up to $3 billion	0.75%
	In excess of $3 billion and up to $6 billion	0.73%
	In excess of $6 billion	0.71%

[1]	Annual rates based on a percentage of the Fund’s average daily net assets.

Fund	Assets	Rate of Fee[1]
Columbia High Income Fund	First $500 million	0.55%
	In excess of $500 million and up to $1 billion	0.52%
	In excess of $1 billion and up to $1.5 billion	0.49%
	In excess of $1.5 billion	0.46%

Columbia International Value Fund[2]	First $500 million	0.85%
	In excess of $500 million and up to $1 billion	0.80%
	In excess of $1 billion and up to $1.5 billion	0.75%
	In excess of $1.5 billion and up to $3 billion	0.70%
	In excess of $3 billion and up to $6 billion	0.68%
	In excess of $6 billion	0.66%

Columbia Large Cap Core Fund	First $500 million	0.60%
	In excess of $500 million and up to $1 billion	0.55%
	In excess of $1 billion and up to $1.5 billion	0.50%
	In excess of $1.5 billion and up to $3 billion	0.45%
	In excess of $3 billion and up to $6 billion	0.43%
	In excess of $6 billion	0.41%

Columbia Large Cap Enhanced Core Fund	First $500 million	0.35%
	In excess of $500 million and up to $1 billion	0.30%
	In excess of $1 billion and up to $1.5 billion	0.25%
	In excess of $1.5 billion and up to $3 billion	0.20%
	In excess of $3 billion and up to $6 billion	0.18%
	In excess of $6 billion	0.16%

Columbia Large Cap Index Fund	All assets	0.10%

Columbia Large Cap Value Fund	First $500 million	0.60%
	In excess of $500 million and up to $1 billion	0.55%
	In excess of $1 billion and up to $1.5 billion	0.43%
	In excess of $1.5 billion and up to $3 billion	0.43%

[2]	Investment management fees are paid by Columbia International Value Master Portfolio, the master portfolio in the master/feeder arrangement.

Fund	Assets	Rate of Fee[1]
	In excess of $3 billion and up to $6 billion	0.43%
	In excess of $6 billion	0.41%

Columbia Marsico 21st Century Fund	First $500 million	0.75%
	In excess of $500 million and up to $1 billion	0.70%
	In excess of $1 billion and up to $1.5 billion	0.65%
	In excess of $1.5 billion and up to $3 billion	0.60%
	In excess of $3 billion and up to $6 billion	0.58%
	In excess of $6 billion	0.56%

Columbia Marsico Focused Equities Fund	First $500 million	0.75%
	In excess of $500 million and up to $1 billion	0.70%
	In excess of $1 billion and up to $1.5 billion	0.65%
	In excess of $1.5 billion and up to $3 billion	0.60%
	In excess of $3 billion and up to $6 billion	0.58%
	In excess of $6 billion	0.56%

Columbia Marsico Global Fund	All assets	0.80%

Columbia Marsico Growth Fund	First $500 million	0.75%
	In excess of $500 million and up to $1 billion	0.70%
	In excess of $1 billion and up to $1.5 billion	0.65%
	In excess of $1.5 billion and up to $3 billion	0.60%
	In excess of $3 billion and up to $6 billion	0.58%
	In excess of $6 billion	0.56%

Columbia Marsico International Opportunities Fund	All assets	0.80%

Columbia Maryland Intermediate Municipal Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion	0.35%
	In excess of $1 billion and up to $1.5 billion	0.32%
	In excess of $1.5 billion and up to $3 billion	0.29%
	In excess of $3 billion and up to $6 billion	0.28%
	In excess of $6 billion	0.27%

Fund	Assets	Rate of Fee[1]
Columbia Mid Cap Index Fund	All assets	0.10%

Columbia Mid Cap Value Fund	First $500 million	0.65%
	In excess of $500 million and up to $1 billion	0.60%
	In excess of $1 billion and up to $1.5 billion	0.55%
	In excess of $1.5 billion	0.50%

Columbia Multi-Advisor International Equity Fund	First $500 million	0.70%
	In excess of $500 million and up to $1 billion	0.65%
	In excess of $1 billion and up to $1.5 billion	0.60%
	In excess of $1.5 billion and up to $3 billion	0.55%
	In excess of $3 billion and up to $6 billion	0.53%
	In excess of $6 billion	0.51%

Columbia Overseas Value Fund	All assets	0.82%

Columbia North Carolina Intermediate Municipal Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion	0.35%
	In excess of $1 billion and up to $1.5 billion	0.32%
	In excess of $1.5 billion and up to $3 billion	0.29%
	In excess of $3 billion and up to $6 billion	0.28%
	In excess of $6 billion	0.27%

Columbia Short Term Bond Fund	All assets	0.30%

Columbia Short Term Municipal Bond Fund	First $500 million	0.30%
	In excess of $500 million	0.25%

Columbia Small Cap Growth Fund II	First $500 million	0.70%
	In excess of $500 million and up to $1 billion	0.65%
	In excess of $1 billion	0.60%

Columbia Small Cap Index Fund	All assets	0.10%

Columbia Small Cap Value Fund II	First $500 million	0.70%
	In excess of $500 million and up to $1 billion	0.65%
	In excess of $1 billion	0.60%

Fund	Assets	Rate of Fee[1]
Columbia South Carolina Intermediate Municipal Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion	0.35%
	In excess of $1 billion and up to $1.5 billion	0.32%
	In excess of $1.5 billion and up to $3 billion	0.29%
	In excess of $3 billion and up to $6 billion	0.28%
	In excess of $6 billion	0.27%

Columbia Total Return Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion:	0.35%
	In excess of $1 billion and up to $1.5 billion:	0.32%
	In excess of $1.5 billion and up to $3 billion:	0.29%
	In excess of $3 billion and up to $6 billion:	0.28%
	In excess of $6 billion:	0.27%

Columbia Virginia Intermediate Municipal Bond Fund	First $500 million	0.40%
	In excess of $500 million and up to $1 billion	0.35%
	In excess of $1 billion and up to $1.5 billion	0.32%
	In excess of $1.5 billion and up to $3 billion	0.29%
	In excess of $3 billion and up to $6 billion	0.28%
	In excess of $6 billion	0.27%

Corporate Bond Portfolio	All assets	0.00%

Mortgage- and Asset-Backed Portfolio	All assets	0.00%

Columbia LifeGoal Balanced Growth Portfolio	All assets	0.25%

Columbia LifeGoal Growth Portfolio	All assets	0.25%

Columbia LifeGoal Income and Growth Portfolio	All assets	0.25%

Columbia LifeGoal Income Portfolio	For assets invested in other Underlying Funds	0.00%
	For all other assets	0.50%

Columbia Masters International Equity Portfolio	All assets	0.00%

*	Effective as of the dates indicated below, the fee rate(s) for the indicated Funds will be as set forth below:

Fund	Assets (in Millions)	Rate of Fee(1)	Effective Date
Columbia Convertible Securities Fund	$0 - $500	0.760%	July 1, 2011
	>$500 - $1,000	0.715%
	>$1,000 - $1,500	0.670%
	>$1,500	0.620%

Columbia Large Cap Core Fund	$0 - $500	0.710%	March 1, 2011
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Large Cap Enhanced Core Fund	$0 - $500	0.690%	July 1, 2011
	>$500 - $1,000	0.645%
	>$1,000 - $1,500	0.600%
	>$1,500 - $3,000	0.550%
	>$3,000 - $6,000	0.540%
	>$6,000	0.520%

Columbia Large Cap Value Fund	$0 - $500	0.710%	July 1, 2011
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia LifeGoal® Balanced Growth Portfolio	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%	May 1, 2011

Columbia LifeGoal® Growth Portfolio

Columbia LifeGoal® Income & Growth Portfolio
	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.550%

	Assets invested in non-exchange traded third-party advised mutual funds.	0.100%

Columbia LifeGoal® Income Portfolio	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%	May 1, 2011
	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.400%
	Assets invested in non-exchange traded third-party advised mutual funds.	0.100%

Columbia Mid Cap Value Fund	$0 - $500	0.760%	April 30, 2011
	>$500 - $1,000	0.715%
	>$1,000 - $1,500	0.670%
	>$1,500	0.620%

Columbia Overseas Value Fund	$0 - $500	0.790%	July 1, 2011
	>$500 - $1,000	0.745%
	>$1,000 - $1,500	0.700%
	>$1,500 - $3,000	0.650%
	>$3,000 - $6,000	0.640%
	> $6,000	0.620%

Columbia Multi-Advisor International Equity Fund	$0 - $500	0.790%	April 1, 2011
	>$500 - $1,000	0.745%
	>$1,000 - $1,500	0.700%
	>$1,500 - $3,000	0.650%
	>$3,000 - $6,000	0.640%
	>$6,000	0.620%

Columbia Short Term Bond Fund	$0 - $1,000	0.360%	March 1, 2011
	>$1,000 - $2,000	0.355%
	>$2,000 - $3,000	0.350%
	>$3,000 - $6,000	0.345%
	>$6,000- $7,500	0.330%
	>$7,500 - $9,000	0.315%
	>$9,000 - $10,000	0.310%
	>$10,000 - $15,000	0.300%
	>$15,000 - $20,000	0.290%
	>$20,000 - $24,000	0.280%
	>$24,000 - $50,000	0.260%
	>$50,000	0.240%

Columbia Short Term Municipal Bond Fund	$0 - $1,000	0.360%	July 1, 2011
	>$1,000 - $2,000	0.355%
	>$2,000 - $3,000	0.350%
	>$3,000 - $6,000	0.345%
	>$6,000- $7,500	0.330%
	>$7,500 - $9,000	0.315%
	>$9,000 - $10,000	0.310%
	>$10,000 - $15,000	0.300%
	>$15,000 - $20,000	0.290%
	>$20,000 - $24,000	0.280%
	>$24,000 - $50,000	0.260%
	>$50,000	0.240%

Columbia Small Cap Value Fund II	$0 - $500	0.790%	July 1, 2011
	>$500 - $1,000	0.745%
	>$1,000	0.700%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.